                                                                        EX-4.4


                             SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of January 12, 1999, among APCOA LaSalle Parking Company, LLC ("LaSalle"), a Louisiana limited liability company and wholly owned subsidiary of APCOA/Standard Parking, Inc., a Delaware corporation (the "Company"), the Company and State Street Bank and Trust Company, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein have the meaning ascribed to them in the Indenture (as defined below).

                                   WITNESSETH

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 30, 1998, as amended as of July 6, 1998, and as further amended as of September 21, 1998, providing for the issuance of an aggregate principal amount of $140,000,000 of 9 1/4% New Senior Subordinated Notes due 2008 (the "New Senior Subordinated Notes");

         WHEREAS, Section 11.5 of the Indenture provides that under certain circumstances the Company may cause, and Section 11.3 of the Indenture provides that under certain circumstances the Company must cause, certain of its subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all of the Company's Obligations under the New Senior Subordinated Notes pursuant to a New Note guarantee on the terms and conditions set forth herein; and

         WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, LaSalle and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the New Senior Subordinated Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO NEW NOTE GUARANTEE. LaSalle hereby agrees, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's Obligations under the New Senior Subordinated Notes and the Indenture on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the New Senior Subordinated Notes, any New Notes Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reasons of, such obligations or their creation. Each Holder by accepting a New Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Senior Subordinated Notes.

4. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by LaSalle.



                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated as of January 12, 1999



                                      APCOA/STANDARD PARKING INC.


                                      By: /s/ MICHAEL J. CELEBREZZE
                                         -------------------------------------
                                         Name: Michael J. Celebrezze
                                         Title: Executive Vice President
                                                and Chief Financial Officer


                                      APCOA/LaSALLE PARKING COMPANY, LLC

                                      By: APCOA/STANDARD PARKING, INC., as
                                          Manager

                                          By: /s/ MICHAEL J. CELEBREZZE
                                              --------------------------------
                                          Name: Michael J. Celebrezze
                                          Title: Executive Vice President
                                                 and Chief Financial Officer


                                      STATE STREET BANK AND TRUST COMPANY, as
                                      Trustee

                                      By: /s/ MICHAEL M. HOPKINS
                                         ---------------------------------------
                                         Name: Michael M. Hopkins
                                         Title: Vice President



                                       4